Exhibit 2

THIS SUBSCRIPTION AGREEMENT is made the              day of September 2022 (this “Agreement”).

BETWEEN

(1)	Lighthouse Capital Limited, a company incorporated under the laws of Gibraltar with registered number 114433 (the “Subscriber”); and

(2)	Forafric Global PLC, a company incorporated under the laws of Gibraltar with registered number 122390 (the “Company”).

WHEREAS:-

(A)	The Subscriber wishes to subscribe for 1,550,000 ordinary shares of USD 0.001 each in the capital of the Company (hereinafter referred to as the “Shares”);

(B)	On or the date hereof the Company owes the amount of USD 20,000,000 on to the Subscriber (the “SPA Consideration”) under the terms of a Securities Purchase Agreement dated 19th December 2021 as amended on 20th April 2022 and 8th June 2022, between the Subscriber, Globis Acquisition Corp. and Forafric Agro Holdings Limited and the Company; and

(C)	The Subscriber has agreed to subscribe for the Shares and, the Company has agreed to issue and allot the Shares to the Subscriber, for cash, which cash payment due by the Subscriber to the Company will be settled in full by virtue of being set-off against the Consideration by the Subscriber.

NOW IT IS HEREBY AGREED as follows:-

SUBSCRIPTION

1.	The Subscriber hereby agrees to subscribe for 1,550,000 (as yet unissued) ordinary shares of USD 0.001 in the Company for the consideration set out in clause 2. The subscription described herein (the “Subscription”) is subject to the terms and conditions set forth in this agreement and shall be made with effect from the 8th September 2022.

CONSIDERATION

2.1	The consideration to be paid to the Company by the Subscriber for the Subscription in respect of the Shares is USD 12,400,000 which payment shall be settled in full by the Subscriber by the partial set-off of the SPA Consideration as follows:

(i)	USD 12,000,000 in respect of capital;

(ii)	USD 400,000 in respect of accrued interest from 8th June 2022 at 8% per annum.

WARRANTIES AND UNDERTAKINGS

3.1	The Subscriber hereby confirms and warrants as follows:

a.	The Subscriber has the right, power and authority to enter into this agreement.

b.	The Subscriber has taken all necessary action to authorise execution of this agreement and to perform all of his obligations arising hereunder.

c.	The Subscriber is a “non-U.S. Person” as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and agrees that all representations, warranties and covenants to the Company set forth on Exhibit A are true and correct.

3.2	The Company hereby confirms and warrants as follows:

a.	The Company is a company duly organised and validly existing under the laws of Gibraltar.
b.	The Company has the necessary right, power and authority and has taken all necessary corporate and other action to authorise execution of this Agreement and to perform all its obligations arising hereunder.

MISCELLANEOUS

4.	In the event that any provision of this Agreement shall be invalid, illegal or unenforceable it shall not affect the validity, legality or enforceability of any other provision of this Agreement.

5.	Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by any course of conduct, but only by an instrument in writing signed by each of the parties hereto.

6.	No failure or delay on the part of any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

7.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signature on the counterparts were on a single copy of this Agreement.

8.	Each of the Parties hereby irrevocably:

a.	waives any objections on the ground of venue or forum non conveniens or any similar grounds; and

b.	consents to service of process by post or any other manner permitted by the relevant law.

9.	The Subscriber and the Company shall each, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as may be reasonably necessary or desirable from time to time require in order to vest in the Subscriber ownership of the Shares, or as otherwise may be necessary to give full effect to this agreement.

10.	This Agreement shall be governed by, construed and take effect in accordance with the laws of Gibraltar and shall not give rise to any action in any other jurisdiction.

11.	The courts of Gibraltar shall have the exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including, without limitation, claims for set-off or counterclaim) or the legal relationships and obligations established by this Agreement.

EXECUTED by
LIGHTHOUSE CAPITAL LIMITED

Acting by	)
	)	Director
)
)
)
In the presence of:	)
	)	Witness Name:
	)	Address:
	)	Profession:

EXECUTED by
FORAFRIC GLOBAL PLC

Acting by	)
	)	Director
)
)
)
In the presence of:	)
	)	Witness Name:
	)	Address:
	)	Profession:

Exhibit A

Non-U.S. Person Representations

The Subscriber indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the date of the Closing (the “Closing Date”) and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the following form:

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REDISTRICTIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT REDISTRICTIRED. FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has read the Agreement to which this Representation is attached and the Memorandum and has been furnished during the course of the transactions contemplated by this Agreement with all other information regarding the Company that such person or entity has requested and all such information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement or the Memorandum.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.